Exhibit 99.1

EVERTEC ANNOUNCES PRICING OF SECONDARY OFFERING OF COMMON STOCK

SAN JUAN, PUERTO RICO - August 10, 2022 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced the pricing of the previously announced underwritten secondary offering by Popular, Inc. (NASDAQ: BPOP) (the “Selling Stockholder”) of 6,262,293 shares of the Company’s common stock at a public offering price of $32.00 per share. The shares are expected to be delivered on or about August 15, 2022, subject to customary closing conditions.

The Selling Stockholder will receive all of the net proceeds from the offering. The Company is not selling any shares of common stock in the offering and will not receive any proceeds from the offering.

In addition, Evertec has entered into a repurchase agreement with the Selling Stockholder to repurchase $25.0 million of shares of the Company’s common stock from the Selling Stockholder in a private transaction, concurrently with the closing of the offering, at the price at which the shares are sold to the public in the offering less the underwriting discounts and commissions. The share repurchase is subject to the completion of the offering. The closing of the offering is not contingent on the closing of the share repurchase. After the completion of this offering and the share repurchase, it is expected that the Selling Stockholder will no longer own equity of the Company.

J.P. Morgan is acting as sole book-running manager, BofA Securities, Goldman Sachs & Co. LLC and Morgan Stanley are acting as lead managers and Hovde Group, LLC, Keefe, Bruyette & Woods, A Stifel Company, Piper Sandler and PNC Capital Markets LLC are acting as co-managers for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was filed by Evertec with the Securities and Exchange Commission (the “SEC”) and was automatically effective upon filing on May 4, 2021. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC and are available on the SEC’s website located at www.sec.gov. Prospective investors should read the prospectus supplement and accompanying base prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, from J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by calling 866-803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company manages a system of electronic payment networks and offers a comprehensive suite of services for core banking, cash processing and fulfillment in Puerto Rico, that process over three billion transactions annually. The Company also offers technology outsourcing in all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of Evertec to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects” and “targets” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. Evertec undertakes no obligation to update publicly any forward-looking statements to conform these statements to actual results or to changes in Evertec’s expectations, except as may be required by law.

Investor Contact
(787) 773-5442
IR@evertecinc.com
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